021 Health Sciences Fund Attachment
08/31/2003 Annual Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:




74U1	(000s omitted)

Class A		41,565
Class B		26,761
Class C		  1,276

TOTAL		69,602


74U2	(000s omitted)

Class M		      976
Class R		          0
Class Y		      585

TOTAL		   1,561


74V1

Class A		53.97
Class B		49.86
Class C		52.34

74V2

Class M		51.85
Class R		53.89
Class Y		54.45